UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024 (December 29, 2024)

Maiden Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (441) 298-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	MHLD	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Combination Agreement

On December 29, 2024, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Maiden”), entered into a Combination Agreement (the “Combination Agreement”) with Kestrel Group, LLC, a Delaware limited liability company (“Kestrel,”), the equityholders of Kestrel (the “Kestrel Equityholders”), Ranger U.S. Newco LLC, a Delaware limited liability company (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned subsidiary of US NewCo (“Merger Sub 1”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo (“Merger Sub 2”).

The Combination Agreement provides that, upon the terms and subject to the conditions set forth therein, Maiden and Kestrel will effect a transaction to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel Equityholder to US NewCo (the “Kestrel Contribution”), (b) the merger of Merger Sub 1 with and into Maiden (the “First Merger”), with Maiden surviving the First Merger as a direct wholly owned subsidiary of US NewCo (the “First Surviving Company”) and (c) the merger of Merger Sub 2 with and into US NewCo (the “Second Merger” and, together with the First Merger, the “Mergers”) with US NewCo surviving the Second Merger as a wholly owned subsidiary of Bermuda NewCo (the “Second Surviving Entity”). Upon the consummation of the Mergers, Maiden and Kestrel will be wholly owned subsidiaries of Bermuda NewCo, which will be rebranded as Kestrel Group following the closing of the transactions contemplated by the Combination Agreement (the “Transactions”). The Combination Agreement and the Transactions have been unanimously approved by all of the directors of Maiden that voted on the matter (with two directors, having declared their interest in the transaction, recusing themselves from voting) and unanimously approved by the Board of Managers of Kestrel.

In connection with the Transactions, each issued and outstanding common share of Maiden, par value $0.01 per share (each, a “Maiden Share”), other than any Maiden Share that is subject to any Maiden Award (as defined below), will be automatically canceled and converted into and, upon the completion of the Mergers, at the closing of the Transactions (the “Closing”) will thereafter represent the right to receive one share of Bermuda NewCo. In addition, as consideration for the Kestrel Contribution, the Kestrel Equityholders, at the Closing, will receive an aggregate of $40,000,000 in cash and 55,000,000 shares of Bermuda NewCo. In addition, the Kestrel Equityholders will be entitled to receive in contingent consideration up to the lesser of (x) 55,000,000 shares of Bermuda NewCo and (y) an aggregate number of Bermuda NewCo shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the Combination Agreement), which will be payable upon the achievement of certain EBITDA milestones by the businesses that Kestrel and its subsidiaries conducted as of immediately prior to the Closing, and any extensions of such businesses or related or ancillary businesses existing thereafter, subject to other terms and conditions as set forth in the Combination Agreement. In connection with the transactions contemplated by the Combination Agreement, former Maiden shareholders and former Kestrel Equityholders are expected to own approximately 64% and 36% of Bermuda NewCo, respectively, at the Closing (excluding shares of Bermuda NewCo that will be owned by affiliates of Maiden and the potential contingent consideration payable to Kestrel Equityholders). The cash consideration payable to the Kestrel Equityholders is not subject to any financing condition or contingency.

Upon the completion of the Mergers, (i) each outstanding option to purchase Maiden Shares (each, a “Maiden Option”) will be converted into an option to purchase Bermuda NewCo shares, on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such Maiden Option immediately prior to the effective time of the First Merger, and (ii) each outstanding Maiden Share that is unvested and/or subject to a risk of forfeiture (each, a “Maiden Restricted Share,” and together with the Maiden Options, the “Maiden Awards”) will convert automatically into a Bermuda NewCo Share that is unvested and/or subject to a risk of forfeiture, on substantially the same terms and conditions (including vesting schedule) as applied to such Maiden Restricted Share.

Conditions and Regulatory Efforts

Consummation of the Mergers is subject to certain conditions, including approval of the First Merger by Maiden’s shareholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain required regulatory approvals pursuant to insurance laws and regulations, the absence of any injunction or order restraining the Mergers or the Kestrel Contribution, the absence of the imposition by a governmental authority of any Burdensome Condition (as defined in the Combination Agreement), the declaration of effectiveness of the registration statement on Form S-4 pursuant to which Bermuda NewCo Shares will be issued at the Closing, the approval of listing of the shares of Bermuda NewCo on the Nasdaq (subject to official notice of issuance), and other customary conditions to closing.  The obligation of Parent, on the one hand, and Kestrel and the Kestrel Equityholders, on the other hand, to consummate the Mergers is also conditioned on, among other things, the accuracy of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers), the compliance by the other party in all material respects with its covenants, and other customary conditions to closing. Maiden and Kestrel make customary covenants to use their respective reasonable best efforts (subject to certain qualifications) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals, subject to non-occurrence of a Burdensome Condition.

Representations, Warranties and Covenants

The Combination Agreement contains customary representations and warranties from Maiden, Kestrel and the Kestrel Equityholders, and also contains certain covenants, including covenants, subject to certain exceptions, to conduct their respective operations in the ordinary course during the period between the execution of the Combination Agreement and the Closing.

No Solicitation; Change of Recommendation

The Combination Agreement contains a covenant that restricts Maiden’s ability to solicit third-party acquisition proposals or provide information to or engage in discussions or negotiations with third parties that have made or might make an acquisition proposal for Maiden, except that, under certain circumstances, Maiden is permitted to provide information and participate in discussions and negotiations with respect to an unsolicited third-party acquisition proposal where the board of directors of Maiden determines that such proposal constitutes or is reasonably expected to lead to a superior proposal and that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Further, Maiden may change its recommendation with respect to the First Merger and the Combination Agreement if the board of directors of Maiden determines that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Maiden is required to submit the First Merger to a vote of its shareholders, unless the Combination Agreement is earlier terminated in accordance with its terms.

Termination

The Combination Agreement contains certain termination rights and provides that, under certain circumstances as described below, Maiden may be obligated to pay Kestrel a cash termination fee upon termination of the Combination Agreement:

•	Maiden will pay Kestrel a $7 million termination fee if the Combination Agreement is terminated (i) by either Maiden or Kestrel because (a) the Second Merger is not consummated on or before the outside date (b) any governmental authority has enacted or enforced any restraint enjoining, restraining or otherwise prohibiting the Kestrel Contribution or the Mergers, and such restraint has become final and non-appealable or (c) any Burdensome Condition has been imposed by a Governmental Authority and shall have become final and non-appealable or (ii) by Kestrel if Maiden, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC breaches any of its representations, warranties or failed to perform any of its covenants or agreements in the Combination Agreement (subject to materiality and material adverse effect qualifications).

•	Maiden will pay Kestrel a $6.5 million termination fee if the Combination Agreement is terminated by Kestrel because the board of directors of Maiden changes its recommendation in respect of the First Merger in accordance with the terms of the Combination Agreement.

•	Maiden will pay Kestrel a $2 million termination fee if the Combination Agreement is terminated by Maiden or Kestrel because the First Merger does not receive the requisite approval following a vote thereon at a meeting of Maiden shareholders.

Registration and Investor Rights Agreements; Directors and Officers of Bermuda NewCo; Employment Agreements

The Combination Agreement contemplates that at the Closing, each of Kestrel Intermediate Ledbetter Holdings LLC (the “Ledbetter Equityholder”) and AmTrust Financial Services, Inc. (the “AmTrust Equityholder”) will enter into a Registration and Investor Rights Agreement, in the forms attached as exhibits to the Combination Agreement (collectively, the “Registration and Investor Rights Agreements”). Pursuant to the Registration and Investor Rights Agreements, the Ledbetter Equityholder and the AmTrust Equityholder will receive customary registration rights.

The Combination Agreement and the Registration and Investor Rights Agreements provide that the board of directors of Bermuda NewCo (the “Board”) immediately following the effective time of the Second Merger will consist of seven directors. The Ledbetter Equityholder has the right to nominate (i) two non-independent directors to the Board for long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the Closing, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the Closing. The AmTrust Equityholder has the right to nominate (a) one non-independent director to the Board for long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the Closing, and (b) two independent directors to the Board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the Closing.

The Combination Agreement also provides that the parties to the Combination Agreement shall cause the officers of Bermuda NewCo immediately following the Mergers to include Terry Ledbetter as Executive Chairman of Bermuda NewCo, Bradford Luke Ledbetter as Chief Executive Officer of Bermuda NewCo, Patrick Haveron as President and Chief Financial Officer of Bermuda NewCo and Lawrence Metz as Chief Legal Officer of Bermuda NewCo.

In connection with entering into the Combination Agreement, Bermuda NewCo entered into employment agreements with Bradford Luke Ledbetter and Terry Ledbetter (the “Executives”) to reflect the terms of their employment following the closing of the Mergers (the “Employment Agreements”). The Employment Agreements have an initial term that concludes on May 1, 2028, which automatically renews for subsequent five-year terms thereafter, unless written notice of non-renewal is provided at least 90 days prior to the end of the term, and if Bermuda NewCo terminates an Executive’s employment without cause (and other than by reason of his death) before the end of the then-current term, the Executive will be entitled to continued payments at the rate of his base salary through the end of the term. The Employment Agreements provide for an annual base salary ($950,000 for Bradford Luke Ledbetter and $650,000 for Terry Ledbetter), an annual target bonus opportunity (100% of base salary for Bradford Luke Ledbetter and 150% of base salary for Terry Ledbetter), eligibility to participate in the Bermuda Newco long term incentive program and other benefits as generally provided by Bermuda NewCo to its executives. In the event of an Executive’s death, his heirs or legal representatives will receive six months of base salary after the date of death. Under the Employment Agreements, the Executives are subject to customary non-competition, non-solicitation and confidentiality covenants. Mr. Haveron’s and Mr. Metz’s employment will continue to be subject to the terms of their respective existing employment agreements with Maiden.

The foregoing description of the Combination Agreement and the Transactions does not purport to be complete and is subject to and qualified in its entirety by reference to the Combination Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Combination Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Maiden, Kestrel or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Combination Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to exceptions, qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Combination Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Maiden, Kestrel or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Combination Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Registration and Investor Rights Agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Registration and Investor Rights Agreements, forms of which are included as exhibits to the Combination Agreement in Exhibit 2.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing description of the Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreements, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

In connection with the Combination Agreement, Maiden and Kestrel released a joint press release, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under Item 7.01 and the joint press release shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Maiden that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Maiden.

Item 8.01	Other Events

Voting Agreement

On December 29, 2024, Kestrel entered into voting agreements with each of Leah Karfunkel, Patrick J. Haveron, William T. Jarman, Barry D. Zyskind, Lawrence F. Metz, Steven H. Nigro, Holly L. Blanchard, Simcha G. Lyons, Raymond M. Neff, Yehuda L. Neuberger, Keith A. Thomas and Mark O. Heintzman (collectively, the “Principal Maiden Shareholders,” and each such agreement, a “Voting Agreement”).  The Voting Agreements, among other things, require that the Principal Maiden Shareholders vote (or cause to be voted) all of the Maiden Shares which they own in favor of adopting the Combination Agreement and the First Merger and against certain other transactions. The Voting Agreements will terminate upon termination of the Combination Agreement and certain other specified events. The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Voting Agreements, a form of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Assuming that the Parent Voting Cutback Bye-law Resolution (as defined in the Combination Agreement) is adopted and becomes effective with the approval of Maiden shareholders, Maiden shareholders holding issued and outstanding shares representing approximately 44.8% of the total issued and outstanding Maiden Shares have agreed to vote (or cause their Maiden Shares to be voted) in favor of adopting the Combination Agreement and the First Merger and against certain other transactions.

Amended and Restated Option Agreement

At the Closing, Kestrel and the AmTrust Equityholder will enter into an amended and restated option agreement (the “Amended and Restated Option Agreement”), amending the terms of the Original Option Agreement (as defined in the Amended and Restated Option Agreement) to provide Kestrel with the option to purchase all of the issued and outstanding equity securities in each of (i) Park National Insurance Company, (ii) Republic Fire and Casualty Insurance Company, (iii) Sierra Specialty Insurance Company and (iv) Rochdale Insurance Company (the “Insurance Carriers”) from the direct record owner of all of the issued and outstanding equity securities of each such Insurance Carrier at the price and on the terms and conditions set forth therein.

The foregoing description of the Amended and Restated Option Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Option Agreement, a form of which is included as an exhibit to the Combination Agreement in Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Update on previously announced reserve review and other matters

In its third quarter news release dated November 12, 2024, Maiden announced that it was conducting a detailed review of its reserves while exploring finality solutions to resolve the liabilities not covered by the Loss Portfolio Transfer and Adverse Development Cover Agreement, dated July 31, 2019, with Cavello Bay Reinsurance Limited (the “Enstar LPT/ADC Agreement”), including through third parties. In connection with the Combination Agreement, Maiden and Kestrel released a joint press release, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, which announced that, while the reserve review and exploration of finality solutions continues, Maiden currently anticipates that it will incur charges of up to $150 million in the fourth quarter of 2024. This includes approximately $25 million in charges related to resolution of certain related party transactions anticipated to be entered into effective December 31, 2024, pending regulatory approval, along with adverse development of loss reserves not covered by the Enstar LPT/ADC Agreement, pending final determination of revised best estimates along with potential impairment of certain deferred acquisition costs and related charges. However, no determination as to the specific charges (including amounts thereof) has been made at this time.

As of September 30, 2024, Maiden’s wholly owned subsidiary, Maiden Holdings North America, Ltd., holds NOL carryforwards which totaled $345.6 million. Approximately $159.4 million or 46.1% of Maiden’s NOL carryforwards as of that date have no expiry date under the relevant U.S. tax law. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net U.S. deferred tax asset (before valuation allowance) of $126.0 million as of September 30, 2024. The net deferred tax assets are not presently recognized on Maiden’s balance sheet as a full valuation allowance is carried against them. As a result of anticipated charges announced herein, Maiden believes that its unrecognized net deferred tax asset will increase in the fourth quarter 2024. There is no assurance as to when the tax attributes may be utilized by the combined company or if they will ever be utilized.

As of September 30, 2024, Maiden’s book value per common share was $2.09 and its adjusted book value per common share was $2.98. Adjusted book value per common share includes the unamortized deferred gain on retroactive reinsurance arising from the Enstar LPT/ADC Agreement, which reflects the ultimate economic benefit to Maiden of such agreement, which will begin being recognized into shareholders’ equity commencing in the fourth quarter 2024.

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Certain statements in this Current Report on Form 8-K, including Exhibit 99.1, and any related oral statements, other than purely historical information, including estimates, projections, statements relating to Maiden’s combination with Kestrel and their business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include financial estimates and statements as to Maiden, Kestrel, Bermuda NewCo, the expected timing, completion and effects of the Transactions, the insurance and reinsurance sectors, and the acquisition of the Insurance Carriers and generally are identified with the words “anticipate”, “believe”, “expect”, “predict”, “allow”, “position,” “optimize”, “transformative”, “estimate”, “intend”, “plan”, “project”, “seek”, “provide”, “deliver”, “realize”, “potential”, “possible”, “accelerate”, capitalize”, “could”, “might”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result”, “enhance certainty” and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this Current Report on Form 8-K should not be considered as a representation by Maiden or any other person that Maiden’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them.

The forward-looking statements are subject to risks and uncertainties, including: (i) that the parties may be unable to complete the Transactions because, among other reasons, conditions to the closing of the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; (ii) uncertainty as to the timing of completion of the Transactions; (iii) that the occurrence of any event, change or other circumstances could give rise to the termination of the Combination Agreement; (iv) risks related to disruption of management’s attention from ongoing business operations due to the Transactions; (v) the effect of the announcement of the Transactions on the parties’ client, business, governmental and employee relationships; (vi) the commencement or outcome of any legal proceedings to the extent initiated against Maiden, Kestrel, the AmTrust Equityholder or others prior to or following the announcement of the Transactions; (vii) the failure to realize the benefits of the Transactions when expected or at all; (viii) risks related to the post-closing integration of the business and operations of Maiden, Kestrel and the Insurance Carriers; (ix) risks related to a downgrading of Maiden’s debt ratings as a result of the announcement or completion of the Transactions; (x) uncertainty related to additional adverse reserve development and/or asset impairment charges as well as the amount and the ability to utilize tax attributes; and (xi) management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Maiden’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Maiden on file with, or furnished to, the Securities and Exchange Commission (the “SEC”). Any forward-looking statements made in this Current Report on Form 8-K, and any related oral statements, are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Maiden will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Maiden or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information Regarding the Transactions and Where to Find It

In connection with the Transactions, Bermuda NewCo will file a registration statement on Form S-4 with the SEC that will include a prospectus with respect to Bermuda NewCo’s securities to be issued in connection with the Transactions and a proxy statement with respect to the Maiden shareholder meeting to approve the Transactions and related matters (the “proxy statement/prospectus”). Maiden and Bermuda NewCo may also file or furnish other documents with the SEC regarding the Transactions. This Current Report on Form 8-K is not a substitute for the registration statement, the proxy statement/prospectus or any other document that Maiden or Bermuda NewCo may file or furnish or cause to be filed or furnished with the SEC. INVESTORS IN AND SECURITY HOLDERS OF MAIDEN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS.

Investors and security holders may obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other documents filed with or furnished to the SEC by Maiden or Bermuda NewCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Maiden:

Maiden Holdings, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Attn: Corporate Secretary

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Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Combination Agreement, dated as of December 29, 2024, by and among Maiden Holdings, Ltd., Kestrel Group, LLC, all of the equityholders of Kestrel Group, LLC, Ranger U.S. Newco LLC, Ranger Bermuda Merger Sub Ltd, Ranger Bermuda Topco Ltd and Ranger Merger Sub 2 LLC
10.1	Employment Agreement, entered into as of December 29, 2024, by and between Bradford Luke Ledbetter and Ranger Bermuda Topco Ltd
10.2	Employment Agreement, entered into as of December 29, 2024, by and between Terry Ledbetter and Ranger Bermuda Topco Ltd
10.3	Form of Voting Agreement
99.1	Joint Press Release, dated December 30, 2024

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Maiden hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Participants in the Solicitation

Each of Maiden, Bermuda NewCo and their respective directors, executive officers, members of management and employees, and Luke Ledbetter, President and Chief Executive Officer of Kestrel, and Terry Ledbetter, Executive Chairman of Kestrel, may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from Maiden’s shareholders in connection with the Transactions. Information regarding Maiden’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Maiden’s annual proxy statement filed with the SEC on March 27, 2024, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 12, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. A summary biography for each of Luke Ledbetter and Terry Ledbetter is set forth below:

Luke Ledbetter serves as President and Chief Executive Officer of Kestrel. Mr. Ledbetter previously served as Chief Underwriting Officer and Head of Business Development with State National Companies. During Mr. Ledbetter‘s tenure at State National, gross written premium grew to more than $2.5 billion annually. Mr. Ledbetter holds law degrees from Cambridge University and the University of Texas School of Law in addition to a B.A. from the University of Texas at Austin.

Terry Ledbetter serves as Executive Chairman of Kestrel. Mr. Ledbetter co-founded State National Companies in 1973 and served as Chairman, President and Chief Executive Officer until his retirement at the end of 2019. Mr. Ledbetter pioneered the dedicated fronting business model in the property & casualty industry and guided State National through its initial public offering in 2014 and sale to Markel Corporation in 2017. He received his B.B.A. from Southern Methodist University.

Neither of Luke Ledbetter or Terry Ledbetter own directly any securities of Maiden at this time.

Additional information regarding the identity of all potential participants in the solicitation of proxies to Maiden shareholders in connection with the Transactions and other matters to be voted upon at the Maiden shareholders meeting to approve the Transactions, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDEN HOLDINGS, LTD.

Date: December 30, 2024	By:	/s/ Patrick J. Haveron
		Name:	Patrick J. Haveron
		Title:	Chief Executive Officer and Chief Financial Officer